EXHIBIT 3(i)A






                              AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                           NEW GENERATION FOODS, INC.

















                                   Law Offices
                   MELTZER, LIPPE, GOLDSTEIN & SCHLISSEL, P.C.
                                  The Chancery
                                190 Willis Avenue
                                Mineola, NY 11501


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                              AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                           NEW GENERATION FOODS, INC.
        (changing the corporation's name to CreditRiskMonitor.com, Inc.)


     The undersigned, the President and Assistant Secretary of NEW GENERATION FOODS, INC., a corporation organized and existing under and by virtue of the Nevada General Corporation law, DO HEREBY CERTIFY:

     FIRST: The undersigned are, respectively, the President and Assistant Secretary of NEW GENERATION FOODS, INC.;

     SECOND: The original Articles of Incorporation of NEW GENERATION FOODS, INC. (formerly RALSPICE, INC.) was filed with the Secretary of State of Nevada on February 25, 1977;

     THIRD: A certified copy of the Articles of Incorporation was filed with the Washoe County Clerk on March 2, 1977;

     FOURTH: Certificates of Amendment to Articles to Incorporation of NEW GENERATION FOODS, INC. were filed with the Secretary of State of Nevada on April 7, 1977, August 15, 1977, September 17, 1979, February 22, 1980, March 26, 1980,
and July 15, 1980; Restated Articles of Incorporation were filed July 15, 1980; Certificates of Amendment to Articles of Incorporation were filed December 9, 1980, September 8, 1987 and November 31, 1989; Certificates of Designation were filed on December 16, 1988, January 3, 1989,


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April 13,  1989,  December 31, 1997;  and two  Certificates  of Amendment of the
Certificate of Designation filed on December 31, 1997, respectively, all of which were subsequently filed with the Washoe County Clerk.

     FIFTH: The Articles of Incorporation, as amended as of the date of this certificate of NEW GENERATION FOODS, INC. are herein amended and restated in their entirety:

          FIRST. The name of this corporation is CreditRiskMonitor.com, Inc.

          SECOND. Its principal office in the State of Nevada is located at One East First Street, Reno, Washoe County, Nevada 89501. The name and address of its resident agent is The Corporation Trust Company of Nevada, One East First Street, Reno, Nevada 89501.

          THIRD. The nature of the business, or objects or purposes proposed to be transacted, promoted or carried on are:

               To develop, provide, sell and distribute information products.

               To engage in any lawful activity and to manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

               To hold, purchase and convey real and personal estate and to mortgage or lease any such real or personal estate with its franchises and to take the same by devise or bequest.

               To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

               To acquire, hold, use, sell, assign, lease, grant license in respect of, mortgage, or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this corporation.

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               To guarantee,  purchase, hold, sell, assign, transfer,  mortgage, pledge, or otherwise dispose of the shares of the capital stock of or any bonds, securities or evidences of the indebtedness created by any other corporation or corporations of this state, or any other state or government, and, while owner of such stocks, bonds, securities or evidence of indebtedness, to exercise all the rights, powers and privileges or ownership, including the right to vote, if any.

               To  borrow  money  and  contract  debts  when  necessary  for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, payable at a specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge, or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful objects.

               To purchase, hold, sell and transfer shares of its own capital stock, and use therefore its capital, capital surplus, surplus, or other property or funds; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital; and provided further, that shares of its own capital stock belonging to it shall not be voted upon, directly or indirectly, nor counted as outstanding, for the purpose of computing any stockholders' quorum or vote.

               To conduct business, have one or more offices, and hold, purchase, mortgage and convey real and personal property in this state, and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and in any foreign countries.

               To do all and everything necessary and proper for the accomplishment of the objects hereinbefore enumerated or necessary or incidental to the protection and benefit of the corporation, and, in general, to carry on any lawful business necessary or incidental to the attainment of the objects of the corporation, whether or not such business is similar in nature to the objects hereinbefore set forth.

               The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in these articles of incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.


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          FOURTH.  The aggregate number of shares which this  corporation  shall have the authority to issue is Twenty-Five Million (25,000,000) shares of Common Stock of the par value of $.01 per share and Five Million (5,000,000) shares of Preferred Stock, of the par value of $.01 per share.

          The Preferred Stock may be divided into and issued in series. If the shares of any such class are to be issued in series, then each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. Any or all of the series of any such class and variations and the relative rights and preferences as between different series can be fixed and be determined by the Board of Directors. The authority of the Board of Directors with respect to each series shall include, without limitation thereto, the determination of any or all of the following and the shares of each series may vary from shares of any other series in the following respects:

          The Board of Directors of this corporation is hereby authorized to issue the Preferred Stock at any time or from time to time, in one or more series and for such consideration as may be fixed from time to time by the then Board of Directors, but not less than the par value thereof. The number of shares to comprise each such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) shall be determined from time to time by the Board of Directors. The Board of Directors is hereby expressly authorized, before issuance of any shares of a particular series, to determine any and all designations, preferences and relative, participating, optional or other special rights, or qualifications, restrictions or limitations thereof, pertaining to such series including but not limited to:

               (1) Voting rights, if any, including, without limitation, the authority to confer multiple votes per share, voting rights as to specified matters or issues such as mergers, consolidations or sales of assets, or voting rights to be exercised either together with holders of Common Stock as a single class, or independently as a separate class;

               (2) Rights if any, permitting the conversion or exchange of any such shares, at the option of the holder, into any other class or series of shares of this corporation and the price or prices or the rates of exchange and any adjustment thereto at which such shares will be convertible or exchangeable;

               (3) The rate of dividends, if any, payable on shares of such series, the conditions and the dates upon which such dividends shall be payable and whether such dividends shall be cumulative or non-cumulative;



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               (4) The amount  payable on shares of such  series in the event of any liquidation, dissolution or distribution of the assets of or winding up of the affairs of this corporation;

               (5) Redemption, repurchase, retirement and sinking fund rights, preferences and limitations, if any, the amount payable on shares of such series in the event of such redemption, repurchase or retirement, the terms and conditions of any sinking fund, the manner of creating such fund or funds and whether any of the foregoing shall be payable in preference to, or in relation to, the dividends payable on any other class or classes of stock, or cumulative or non-cumulative; and

               (6) Any other preference and relative, participating, optional or other special rights and qualifications, limitations or restrictions of shares of such series not fixed and determined herein, to the extent permitted to do so by law.

               All shares of Preferred Stock shall be of equal rank and shall be identical except with respect to the particulars that may be fixed by the Board of Directors as above provided and as to the date from which dividends thereon, if any, shall be cumulative if made cumulative by the Board of Directors.

          No stockholder shall be entitled as a matter of right to purchase or subscribe for or receive additional shares of any class of stock of the corporation, whether now or hereafter authorized, including, but not limited to, treasury stock, or any notes, debentures, bonds or other securities convertible into or carrying warrants or options to purchase shares of any class now or hereafter authorized. Any such securities or additional shares of stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion may be deemed advisable.

          At each election for directors every stockholder entitled to vote at such election shall have the right to cast, in person or by proxy, the number of votes represented by the shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. Each share of Common Stock shall be entitled to one vote. Cumulative voting, for the election of directors or otherwise, is expressly prohibited. On all matters coming before the stockholders, other than the election of directors, each share of issued and outstanding Common Stock shall be entitled to one vote.

          FIFTH. The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the by-laws of this corporation, provided that the number of directors shall not be reduced to less than three (3), except that in cases where all the shares of the corporation are owned beneficially and of record by either


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     one or two stockholders, the number of directors may be less than three (3)
     but not less than the number of stockholders.

          SIXTH. The capital stock, after the amount of the subscription price or par value has been paid in, shall not be subject to assessment to pay the debts of the corporation.

          SEVENTH. The corporation is to have perpetual existence.

          EIGHTH. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

               Subject to the by-laws, if any, adopted by the stockholders, to make, alter or amend the by-laws of the corporation.

               To fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation.

               By resolution passed by a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation, which, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name and names as may be stated in the by-laws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

               When and as authorized by the affirmative vote of stockholders holding stock entitling them to exercise at least a majority of the voting power given at a stockholders' meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the board of directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions as its board of directors deem expedient and for the best interests of the corporation.

          NINTH. Meetings of stockholders may be held outside the State of Nevada, if the by-laws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Nevada at such place or places


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     as may be designated  from time to time by the board of directors or in the by-laws of the corporation.

          TENTH. This corporation reserves the right to amend, alter, change or repeal any provision contained in the articles of incorporation, in the manner now or hereafter prescribed by statute, or by the articles of incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

          ELEVENTH. A director or officer of the corporation shall not be personally liable to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, expect for liability (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) under NRS 78.300. If the Nevada General Corporation Law is amended after approval by the stockholders of this article to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the corporation shall be eliminated or limited to the fullest extent permitted by the Nevada General Corporation Law, as so amended.

          Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

     SIXTH: The Board of Directors at a meeting duly called and held on March 22, 1999 adopted the foregoing resolutions by unanimous vote. The holders of 73.78% of the outstanding Common Stock of the corporation (and of all shares of the corporation entitled to vote) approved and adopted the above resolutions setting forth the amendments to and restatement of the Articles of Incorporation by written consent dated April 16, 1999. Accordingly the amendments were adopted in accordance with the provisions of Sections 78.390 and 78.403 of the Nevada General Corporation Law.

     IN WITNESS WHEREOF, New Generation Foods, Inc. has caused its corporate seal to be hereunto affixed and the Amendment and Restatement of the Articles of Incorporation to be signed by its President and Assistant Secretary on this ____ day of April, 1999.

_________________________                            ______________________
Jerome S. Flum, President                            Lawrence Fensterstock,
                                                     Assistant Secretary


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                      CERTIFICATE OF COMPLIANCE WITH NEVADA
                       REVISED STATUTES 78.390 AND 78.403

STATE OF NEW YORK )
              SS:
COUNTY OF NASSAU  )

     On this 22 day of April, 1999, the undersigned, Jerome S. Flum and Lawrence Fensterstock, President and Assistant Secretary, respectively, of the corporation described in and who executed the within instrument, entitled "Amended and Restated Articles of Incorporation of New Generation Foods, Inc." on behalf of the corporation therein named, appear and certify as follows:

     (1) that they executed the within instrument pursuant to the corporation's By-Laws and pursuant to a resolution which was duly adopted by the board of directors of the corporation at a meeting duly called and held on March 22, 1999 at which all directors were present;

     (2) the amendments, as set forth in the within instrument, were adopted by written consent dated April 16, 1999, pursuant to the provisions of the By-Laws of the corporation and of Section 78.320 of the Nevada Revised Statutes ("NRS"), of the holders of 73.78% of the outstanding shares of Common Stock of the corporation (which was the only class of equity shares of the corporation outstanding and entitled to vote at such date;

     (3) pursuant to the corporation's By-Laws, notice of the action by written consent was mailed by United States Mail, postage prepaid, on April 20, 1999, to each other stockholder of the corporation, either beneficially or of record, which would have been entitled to notice of or to vote at a meeting of the stockholders called to consider such resolution;

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     (4) the  affidavits  of such  mailing  have been filed  with the  corporate records of the corporation.

         _______________________                     __________________________
         Jerome S. Flum                              Lawrence Fensterstock


STATE OF NEW YORK )
              SS:
COUNTY OF NASSAU  )


     On this ____ day of April, 1999, before me, ________________, a Notary Public in and for the County of Nassau and State of New York, residing therein, duly commissioned and sworn, personally appeared Jerome S. Flum and Lawrence Fensterstock, known to me to be the President and Assistant Secretary, respectively, of the corporation described in and who executed the within instruments on behalf of the corporation therein named, and acknowledged to me that such corporation executed the within instrument pursuant to its By-Laws and resolutions of its board of directors and stockholders.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the County of Nassau the day and year in this certificate first above written.


                                                            ____________________
                                                              Notary Public